ALLEGION REPORTS THIRD-QUARTER 2021 FINANCIAL RESULTS,
REAFFIRMS UPDATED FULL-YEAR 2021 OUTLOOK

•Third-quarter 2021 net earnings per share (EPS) of $1.59, compared with 2020 EPS of $1.58; Third-quarter 2021 adjusted EPS of $1.56, down 6.6 percent compared with 2020 adjusted EPS of $1.67
•Third-quarter 2021 revenues of $717 million, down 1.6 percent on both a reported and organic basis
•Third-quarter 2021 operating margin of 19.3 percent, compared with 2020 operating margin of 22 percent; Adjusted operating margin of 20 percent, down 330 basis points compared with 2020 adjusted operating margin of 23.3 percent
•Reaffirming updated 2021 full-year revenue growth outlook range of 4 to 4.5 percent on a reported basis and 3 to 3.5 percent organically
•Reaffirming updated full-year 2021 EPS outlook range of $4.95 to $5.05 and adjusted EPS outlook range of $5.00 to $5.10

DUBLIN (October 21, 2021) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2021 net revenues of $717 million and net earnings of $143.5 million, or $1.59 per share. Excluding charges related to restructuring and acquisition and integration, as well as a gain on the sale of an equity method investment, adjusted net earnings were $140.7 million, or $1.56 per share, down 6.6 percent when compared with third-quarter 2020 adjusted EPS of $1.67.

Third-quarter 2021 net revenues decreased 1.6 percent when compared to the prior-year period (down 1.6 percent on an organic basis). The organic revenue decrease was driven by the Allegion Americas business offset by growth in the Allegion International business. Reported revenues reflect benefits from foreign currency and acquisitions that offset the impact of divestitures.

The Allegion Americas segment revenues decreased 2.7 percent (down 3 percent on an organic basis). The non-residential business was down low-single digits percent, and the residential business was down high-single digits percent. The organic decline was driven by supply chain constraints and electronics and other parts shortages slowing the pace of revenue realization. This has led to historically high non-residential backlog levels, particularly for electronic products. The company expects to carry a large backlog forward into 2022.

The Allegion International segment revenues increased 1.7 percent (up 2.5 percent on an organic basis). The reported and organic growth was driven by the SimonsVoss, Interflex and Global Portable Security businesses.

Third-quarter 2021 operating income was $138.4 million, a decrease of $22 million or 13.7 percent compared to 2020. Adjusted operating income in third-quarter 2021 was $143.2 million, a decrease of $26.2 million or 15.5 percent compared to 2020.

Third-quarter 2021 operating margin was 19.3 percent, compared with 22 percent in 2020. The adjusted operating margin in third-quarter 2021 was 20 percent, compared with 23.3 percent in 2020. The 330-basis-point decrease in adjusted operating margin is attributable to higher material and freight costs, productivity challenges caused by supply chain pressures, volume deleverage and incremental investments.

“I’m encouraged by the continued strength in demand, particularly for our non-residential products,” said David D. Petratis, Allegion chairman, president and CEO. “Leading indicators are positive and market demand has increased faster than originally anticipated. Still, we need to recognize that supply chain, labor and electronic component challenges are unprecedented. For Allegion, that has resulted in record-level backlogs. We are rapidly adapting by re-engineering products and developing alternative supply sources to mitigate these challenges. In addition, we're addressing pricing and continuing to work closely with our customers and suppliers to navigate through these extraordinary pressures.”

Additional Items
Interest expense for third-quarter 2021 was $12.3 million, down from $12.9 million for third-quarter 2020.

Other income net for third-quarter 2021 was $14.7 million, compared to other income net of $12.2 million in the same period of 2020.

The Company's effective tax rate for third-quarter 2021 was negative 2 percent, compared with 8 percent in 2020. The company’s adjusted effective tax rate for third-quarter 2021 was negative 1.1 percent, compared with 8.4 percent in 2020. The reductions in the reported and adjusted effective tax rates were driven by favorable settlements of uncertain tax positions and a benefit related to the mix of income earned in lower tax rate jurisdictions during the quarter, as well as the unfavorable tax impact recognized in 2020 related to the recording of valuation allowances.

Cash Flow and Liquidity
Year-to-date available cash flow for 2021 was $327.7 million, an increase of $71.6 million versus the prior year. The year-over-year increase in available cash flow is due to higher year-to-date net earnings, improvements in net working capital and lower capital expenditures. The company ended third-quarter 2021 with cash and cash equivalents of $503.9 million, as well as total debt of $1,430.9 million.

Share Repurchases
During third-quarter 2021, the company repurchased approximately 0.1 million shares for approximately $12.9 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2020.

2021 Outlook
The company is reaffirming its updated full-year 2021 revenue, EPS and available cash flow outlooks from the pre-release of Oct. 1, 2021.

The company expects reported revenue growth of 4 to 4.5 percent and organic revenue growth of 3 to 3.5 percent, when compared with 2020, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company expects full-year 2021 reported EPS to be in the $4.95 to $5.05 range with adjusted EPS coming in between $5.00 to $5.10. Adjustments to 2021 EPS of $0.05 per share include expected charges for restructuring and acquisition and integration expenses, partially offset by a $0.07 per share gain on the sale of an equity method investment during the third quarter.

The outlook includes incremental investment of approximately $0.15 to $0.20 per share; assumes a full-year adjusted effective tax rate of approximately 9 percent; and assumes an average diluted share count for the full year of approximately 90.5 million shares.

The company expects full-year 2021 available cash flow of approximately $460 to $480 million.

“Our fundamental strategy to provide seamless access solutions for a safer world remains strong, and I couldn't be prouder or more confident in the resiliency of our employees and the organization,” Petratis added. “As markets recover, we are well positioned to continue delivering value for Allegion and our shareholders through strong partnerships, strategic investments and effective capital deployment.”

Conference Call Information
On Thursday, October 21, 2021, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.7 billion in revenue in 2020, and its security products are sold around the world.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued impacts of the global COVID-19 pandemic, supply chain constraints, electronic component and labor shortages, inflation, rising freight and material costs, the company's 2021 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2020, Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and Sept. 30, 2021, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Net revenues	$717.0	$728.4	$2,158.2	$1,992.6
Cost of goods sold	416.5	409.2	1,239.8	1,133.7
Gross profit	300.5	319.2	918.4	858.9

Selling and administrative expenses	162.1	156.2	503.3	474.2
Impairment of goodwill and intangible assets	—	2.6	—	98.9
Operating income	138.4	160.4	415.1	285.8

Interest expense	12.3	12.9	37.0	38.8
Other income, net	(14.7)	(12.2)	(21.4)	(12.6)
Earnings before income taxes	140.8	159.7	399.5	259.6

(Benefit from) provision for income taxes	(2.8)	12.8	28.9	38.5
Net earnings	143.6	146.9	370.6	221.1

Less: Net earnings attributable to noncontrolling interests	0.1	—	0.4	0.1

Net earnings attributable to Allegion plc	$143.5	$146.9	$370.2	$221.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.60	$1.59	$4.11	$2.39

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.59	$1.58	$4.08	$2.38

Shares outstanding - basic	89.7	92.3	90.1	92.4
Shares outstanding - diluted	90.3	92.7	90.7	92.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$503.9	$480.4
Accounts and notes receivables, net	307.4	321.8
Inventories	345.7	283.1
Other current assets	45.4	53.9
Assets held for sale	—	5.8
Total current assets	1,202.4	1,145.0
Property, plant and equipment, net	278.6	294.9
Goodwill	808.7	819.0
Intangible assets, net	459.8	487.1
Other noncurrent assets	367.2	323.4
Total assets	$3,116.7	$3,069.4

LIABILITIES AND EQUITY
Accounts payable	$212.4	$220.4
Accrued expenses and other current liabilities	343.1	293.7
Short-term borrowings and current maturities of long-term debt	238.4	0.2
Liabilities held for sale	—	7.2
Total current liabilities	793.9	521.5
Long-term debt	1,192.5	1,429.4
Other noncurrent liabilities	262.7	285.9
Equity	867.6	832.6
Total liabilities and equity	$3,116.7	$3,069.4

ALLEGION PLC
Condensed and Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	Nine months ended September 30,
	2021	2020
Operating Activities
Net earnings	$370.6	$221.1
Depreciation and amortization	62.0	60.3
Impairment of goodwill and intangible assets	—	98.9
Changes in assets and liabilities and other non-cash items	(76.2)	(90.9)
Net cash provided by operating activities	356.4	289.4

Investing Activities
Capital expenditures	(28.7)	(33.3)
Acquisition of and equity investments in businesses, net of cash acquired	(6.5)	—
Other investing activities, net	20.3	(6.0)
Net cash used in investing activities	(14.9)	(39.3)

Financing Activities
Dividends paid to ordinary shareholders	(96.9)	(88.3)
Repurchase of ordinary shares	(212.7)	(94.1)
Other financing activities, net	0.3	3.1
Net cash used in financing activities	(309.3)	(179.3)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8.7)	1.3
Net increase in cash, cash equivalents and restricted cash	23.5	72.1
Cash, cash equivalents and restricted cash - beginning of period	480.4	358.7
Cash, cash equivalents and restricted cash - end of period	$503.9	$430.8

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net revenues
Allegion Americas	$524.4	$539.1	$1,572.7	$1,495.5
Allegion International	192.6	189.3	585.5	497.1
Total net revenues	$717.0	$728.4	$2,158.2	$1,992.6

Operating income (loss)
Allegion Americas	$133.7	$165.0	$419.5	$432.4
Allegion International	20.5	13.2	54.0	(92.8)
Corporate unallocated	(15.8)	(17.8)	(58.4)	(53.8)
Total operating income	$138.4	$160.4	$415.1	$285.8

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt refinancing costs and gains or losses related to the divestiture of businesses or equity method investments;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended September 30, 2021				Three months ended September 30, 2020
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$717.0	$—		$717.0	$728.4	$—		$728.4

Operating income	138.4	4.8	(1)	143.2	160.4	9.0	(1)	169.4
Operating margin	19.3%			20.0%	22.0%			23.3%

Earnings before income taxes	140.8	(1.6)	(2)	139.2	159.7	9.0	(2)	168.7
(Benefit from) provision for income taxes	(2.8)	1.2	(3)	(1.6)	12.8	1.3	(3)	14.1
Effective income tax rate	(2.0)%			(1.1)%	8.0%			8.4%
Net earnings	143.6	(2.8)		140.8	146.9	7.7		154.6

Noncontrolling interests	0.1	—		0.1	—	—		—

Net earnings attributable to Allegion plc	$143.5	$(2.8)		$140.7	$146.9	$7.7		$154.6

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.59	$(0.03)		$1.56	$1.58	$0.09		$1.67

(1)Adjustments to operating income for the three months ended September 30, 2021, consist of $4.8 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the three months ended September 30, 2020, consist of $6.4 million of restructuring charges and $2.6 million of intangible asset impairment charges.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2021, consist of the adjustments to operating income discussed above and a $6.4 million gain on the sale of an equity method investment. Adjustments to earnings before income taxes for the three months ended September 30, 2020, consist of the adjustments to operating income discussed above.
(3)Adjustments to the (benefit from) provision for income taxes for the three months ended September 30, 2021 and 2020, consist of $1.2 million and $1.3 million, respectively, of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2021				Nine months ended September 30, 2020
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,158.2	$—		$2,158.2	$1,992.6	$—		$1,992.6

Operating income	415.1	8.3	(1)	423.4	285.8	123.0	(1)	408.8
Operating margin	19.2%			19.6%	14.3%			20.5%

Earnings before income taxes	399.5	1.9	(2)	401.4	259.6	123.0	(2)	382.6
Provision for income taxes	28.9	2.5	(3)	31.4	38.5	7.0	(3)	45.5
Effective income tax rate	7.2%			7.8%	14.8%			11.9%
Net earnings	370.6	(0.6)		370.0	221.1	116.0		337.1

Noncontrolling interests	0.4	—		0.4	0.1	—		0.1

Net earnings attributable to Allegion plc	$370.2	$(0.6)		$369.6	$221.0	$116.0		$337.0

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$4.08	$—		$4.08	$2.38	$1.25		$3.63

(1)Adjustments to operating income for the nine months ended September 30, 2021, consist of $8.3 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the nine months ended September 30, 2020, consist primarily of $98.9 million of goodwill and intangible asset impairment charges, as well as $24.1 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the nine months ended September 30, 2021, consist of the adjustments to operating income discussed above and a $6.4 million gain on the sale of an equity method investment. Adjustments to earnings before income taxes for the nine months ended September 30, 2020, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the nine months ended September 30, 2021 and 2020, consist of $2.5 million and $7.0 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(In millions)

	Three months ended September 30, 2021		Three months ended September 30, 2020
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$524.4		$539.1

Operating income (GAAP)	$133.7	25.5%	$165.0	30.6%
Restructuring charges	—	—%	1.6	0.3%
Adjusted operating income	133.7	25.5%	166.6	30.9%
Depreciation and amortization	8.5	1.6%	8.6	1.6%
Adjusted EBITDA	$142.2	27.1%	$175.2	32.5%

Allegion International
Net revenues (GAAP)	$192.6		$189.3

Operating income (GAAP)	$20.5	10.6%	$13.2	7.0%
Restructuring charges	0.8	0.5%	4.5	2.4%
Impairment of intangible assets	—	—%	2.6	1.3%
Adjusted operating income	21.3	11.1%	20.3	10.7%
Depreciation and amortization	9.7	5.0%	10.0	5.3%
Adjusted EBITDA	$31.0	16.1%	$30.3	16.0%

Corporate
Operating loss (GAAP)	$(15.8)		$(17.8)
Restructuring charges	0.2		0.3
Acquisition and integration costs	3.8		—
Adjusted operating loss	(11.8)		(17.5)
Depreciation and amortization	0.9		1.2
Adjusted EBITDA	$(10.9)		$(16.3)

Total
Net revenues	$717.0		$728.4

Adjusted operating income	$143.2	20.0%	$169.4	23.3%
Depreciation and amortization	19.1	2.6%	19.8	2.7%
Adjusted EBITDA	$162.3	22.6%	$189.2	26.0%

	Nine months ended September 30, 2021		Nine months ended September 30, 2020
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,572.7		$1,495.5

Operating income (GAAP)	$419.5	26.7%	$432.4	28.9%
Restructuring charges	0.1	—%	4.9	0.3%
Acquisition and integration costs	0.1	—%	—	—%
Adjusted operating income	419.7	26.7%	437.3	29.2%
Depreciation and amortization	26.1	1.6%	25.8	1.8%
Adjusted EBITDA	$445.8	28.3%	$463.1	31.0%

Allegion International
Net revenues (GAAP)	$585.5		$497.1

Operating income (loss) (GAAP)	$54.0	9.2%	$(92.8)	(18.7)%
Restructuring charges	3.8	0.7%	16.2	3.3%
Impairment of goodwill and intangible assets	—	—%	98.9	19.9%
Adjusted operating income	57.8	9.9%	22.3	4.5%
Depreciation and amortization	29.4	5.0%	28.6	5.7%
Adjusted EBITDA	$87.2	14.9%	$50.9	10.2%

Corporate
Operating loss (GAAP)	$(58.4)		$(53.8)
Restructuring charges	0.3		2.2
Acquisition and integration costs	4.0		0.8
Adjusted operating loss	(54.1)		(50.8)
Depreciation and amortization	3.2		3.4
Adjusted EBITDA	$(50.9)		$(47.4)

Total
Net revenues	$2,158.2		$1,992.6

Adjusted operating income	$423.4	19.6%	$408.8	20.5%
Depreciation and amortization	58.7	2.7%	57.8	2.9%
Adjusted EBITDA	$482.1	22.3%	$466.6	23.4%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Nine months ended September 30,
	2021	2020
Net cash provided by operating activities	$356.4	$289.4
Capital expenditures	(28.7)	(33.3)
Available cash flow	$327.7	$256.1

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net earnings (GAAP)	$143.6	$146.9	$370.6	$221.1
(Benefit from) provision for income taxes	(2.8)	12.8	28.9	38.5
Interest expense	12.3	12.9	37.0	38.8
Depreciation and amortization	19.1	19.8	58.7	57.8
EBITDA	172.2	192.4	495.2	356.2

Other income, net	(14.7)	(12.2)	(21.4)	(12.6)
Impairment of goodwill and intangible assets	—	2.6	—	98.9
Acquisition and integration costs and restructuring charges	4.8	6.4	8.3	24.1
Adjusted EBITDA	$162.3	$189.2	$482.1	$466.6

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Allegion Americas
Revenue growth (GAAP)	(2.7)%	(5.1)%	5.2%	(5.8)%
Divestitures	—%	0.4%	—%	0.4%
Currency translation effects	(0.3)%	0.1%	(0.5)%	—%
Organic growth (non-GAAP)	(3.0)%	(4.6)%	4.7%	(5.4)%

Allegion International
Revenue growth (GAAP)	1.7%	4.9%	17.8%	(9.0)%
Acquisitions and divestitures	2.4%	0.1%	2.3%	0.2%
Currency translation effects	(1.6)%	(4.4)%	(7.8)%	0.3%
Organic growth (non-GAAP)	2.5%	0.6%	12.3%	(8.5)%

Total
Revenue growth (GAAP)	(1.6)%	(2.7)%	8.3%	(6.6)%
Acquisitions and divestitures	0.6%	0.3%	0.6%	0.3%
Currency translation effects	(0.6)%	(1.0)%	(2.3)%	0.1%
Organic growth (non-GAAP)	(1.6)%	(3.4)%	6.6%	(6.2)%